Exhibit 31.1


                                  CERTIFICATION


     I, Michael D. Becker, certify that:

     1)   I  have   reviewed   this  annual  report  on  Form  10-K/A (Amendment
          No. 2)  of  Cytogen Corporation;

     2) Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report; and

     3) Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report.







                                  By:  /s/ Michael D. Becker
                                       -------------------------------------
Date:  September 19, 2003              Michael D. Becker
                                       President and Chief Executive Officer